UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): June 29, 2012 (June 26, 2012)

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona		85283
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Mobile Mini, Inc. (the “Company”) was held on June 26, 2012, in Tempe, Arizona. Stockholders of record at the close of business on April 30, 2012 were entitled to vote at the meeting on the basis of one vote for each share held. On April 30, 2012, there were 45,722,603 shares of common stock outstanding.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1. To elect three members of the Board of Directors, for the terms indicated below. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Withheld
Jeffrey S. Goble (three year term)	37,268,062	1,005,343
James J. Martell (three year term)	37,277,539	995,866
Stephen A McConnell (three year term)	36,839,190	1,434,215

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The proposal was approved by a vote of stockholders as follows:

For	41,412,953
Against	636,439
Abstain	104,802
Broker non-votes	—

3. Advisory vote to indicate support for the Company’s compensation philosophy, policies, and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

For	36,291,240
Against	1,858,283
Abstain	123,882
Broker non-votes	3,880,789

4. Re-approval of the performance measures under the Company’s 2006 Equity Incentive Plan. The proposal was approved by a vote of stockholders as follows:

For	35,448,511
Against	2,222,515
Abstain	602,379
Broker non-votes	3,880,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel